Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the  incorporation  by  reference  in the  following  Registration
Statements:

(1) Registration Statement (Form S-8 No. 333-3212) pertaining to the Columbus McKinnon Corporation 1995 Incentive Stock Option Plan, the Columbus McKinnon Corporation Non-Qualified Stock Option Plan, the Columbus McKinnon Corporation Restricted Stock Plan and the Columbus McKinnon Corporation Employee Stock Ownership Plan Restatement Effective April 1, 1989 of Columbus McKinnon Corporation,

(2) Registration Statement (Form S-8 No. 333-81719) pertaining to the Options assumed by Columbus McKinnon Corporation originally granted under the GL International, Inc. 1997 Stock Option Plan and the Larco Industrial Services Ltd. 1997 Stock Option Plan, and

(3) Registration Statement (Form S-8 No. 333-137212) pertaining to the Columbus McKinnon Corporation 2006 Long Term Incentive Plan

of our reports dated May 25, 2007, with respect to the consolidated financial statements and schedule of Columbus McKinnon Corporation, Columbus McKinnon Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Columbus McKinnon Corporation, included in the Annual Report (Form 10-K) for the year ended March 31, 2007.


May 29, 2007
Buffalo, New York


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